UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2015

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2015, the Board of Directors of Response Biomedical Corp. (the “Company”) appointed Dr. Barbara R. Kinnaird to serve as its Chief Executive Officer and a member of the Board of Directors, effective immediately. In connection with the appointment, Dr. Anthony Holler resigned as Interim Chief Executive Officer, a position that he held since September 2014.

Dr. Barbara R. Kinnaird, age 48, has over 20 years of research and business experience primarily in the fields of point of care (POC) testing and in vitro diagnostics. Since joining Response Biomedical Corp. in August 2004, Dr. Kinnaird has held several key management positions including responsibilities for Product Development, Quality, Regulatory, Manufacturing and Sales. During Dr. Kinnaird’s tenure in these positions, she has improved the product design control, operational efficiencies, gross margins and sales. Additionally under her direction, the Company obtained regulatory approvals to support sales in several global jurisdictions such as China, Japan, United States and Canada. Dr. Kinnaird holds a Ph.D. in Microbiology and Immunology from the University of British Columbia at the B.C. Children’s Hospital in the Department of Pediatrics. She conducted her post-doctoral research at the Michael Smith Laboratories in genomics and gene expression profiling, in collaboration with the B.C. Genome Sciences Centre and consulted for the Proteomics division of Incyte Genomics Inc.

The Company does not have an employment agreement with Dr. Kinnaird.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 19, 2015 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 15, 2015.

Proposal 1: Set the Board Size to Six Directors and Election of Directors.

The proposal setting the size of the Board at six directors was approved by our shareholders. Proxies were received as follows: 6,899,310 votes for, 10,909 votes against, no votes withheld, and 90 broker non-votes.

Based on the following votes, the individuals named below were each elected to serve as our directors until our next annual meeting of shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony F. Holler, M.D.	6,815,414	1,609	93,286
Joseph D. Keegan, Ph.D.	6,815,844	1,179	93,286
Clinton H. Severson	6,816,352	671	93,286
Lewis J. Shuster	6,816,927	96	93,286
Peter A. Thompson, M.D.	6,816,352	671	93,286
Jonathan J. Wang	6,815,414	1,609	93,286

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The audit committee of the Board approved the appointment of PricewaterhouseCoopers, LLP, or PwC, as the Company’s independent registered accounting firm and the Board’s wish to be authorized to set its remuneration.

Proxies were received as follows: 6,909,804 for, no votes against, 505 votes withheld, and no broker non-votes. The appointment of PwC was approved and the Board is authorized to fix its remuneration.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press release, dated May 19, 2015

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: May 21, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 19, 2015